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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington,  D.C.  20549


                                      FORM 8-K



Date of report (Date of earliest event reported):  October 12, 1998
                                                 --------------------------



                            AFTERMARKET TECHNOLOGY CORP.
                            ----------------------------
               (Exact Name of Registrant as Specified in Its Charter)


            Delaware                      0-21803              95-4486486
 ------------------------------          ----------         ---------------
(State or Other Jurisdiction of         (Commission        (I.R.S. Employer
 Incorporation or Organization)         File Number)      Identification No.)


One Oak Hill Center, Suite 400, Westmont, IL              60559
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  (Address of Principal Executive Offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (630) 455-6000
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                            AFTERMARKET TECHNOLOGY CORP.

                                     FORM 8-K

ITEM 5.     OTHER EVENTS.

              On October 12, 1998, Aftermarket Technology Corp. (the "Company") issued a press release announcing that projected earnings per share for the third and fourth quarters of 1998 are going to be below current consensus estimates and, as a result, full-year 1998 earnings per share are expected to be between $0.79 and $0.83 before $3.6 million of special charges recorded in the second quarter of 1998. A copy of the press release is attached to this Form 8-K as Exhibit 99.

              Following the issuance of the press release, Stephen J. Perkins, Chairman of the Board, President and Chief Executive Officer of the Company, and John C. Kent, Chief Financial Officer of the Company, conducted a telephonic conference with securities analysts and large institutional stockholders during which the following information was disclosed:

DISTRIBUTION GROUP BUSINESS FOR BALANCE OF 1998

              Management expects sales to transmission repair shops and other customers of the Company's Distribution Group during each of the third and fourth quarters of 1998 will be approximately 2%-3% lower than the Distribution Group's sales during the second quarter of 1998. Sales during the third and fourth quarters have been and will be adversely affected by short-term problems in the implementation of the Distribution Group's enterprise-wide computer system.

REDUCED DEMAND FOR CHRYSLER FRONT WHEEL DRIVE TRANSMISSIONS

              As previously reported, demand from Chrysler for remanufactured front wheel drive transmissions has declined due to uncharacteristically moderate weather last winter. Management now believes that, in addition to the weather, the quality of late model original equipment transmissions has improved, reducing demand for remanufactured transmission used in warranty applications. However, management believes that reduced demand for front wheel drive transmissions should be offset in 1999 by demand for rear wheel drive transmissions, which the Company began remanufacturing during the third quarter of 1998, although no assurance can be given that this will be the case.

EXPECTATIONS FOR 1999

              Management now expects that the Company's revenue in 1999 will be up approximately 15% over 1998. Giving pro forma effect to the Company's March 1998 acquisition of Autocraft Industries as if it had occurred on January 1, 1998, 1999 revenues are expected to be up approximately 10% over 1998.

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              The Company expects to focus on internal growth opportunities during 1999 and at this time does not anticipate making any substantial acquisitions during the year, although the Company may consider strategic acquisition opportunities as they arise from time to time in the future. Therefore, no assurance can be given that the Company will not make any acquisitions before the end of 1999.

                          FORWARD LOOKING STATEMENT NOTICE

              The above paragraphs contain forward-looking statements that involve risks and uncertainties because such statements are based upon assumptions as to future events that may not prove to be accurate. There can be no assurance that actual results will not differ materially from those projected or implied by such statements. The factors that could cause actual results to differ are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and other filings made by the Company with the Securities and Exchange Commission.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

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            (c)   EXHIBITS

                  99 Press Release issued by Aftermarket Technology Corp. on
                     October 12, 1998.
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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AFTERMARKET TECHNOLOGY CORP.

Dated:  October 13, 1998

                                       By:  /s/ Joseph Salamunovich
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                                                  Joseph Salamunovich
                                                     Vice President

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